NEWS RELEASE
July 18, 2024

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED JUNE 30, 2024

2nd Quarter 2024 Highlights:
•Net income was $44.7 million for the current quarter, an increase of $12.1 million, or 37 percent, from the prior quarter net income of $32.6 million and a decrease of $10.2 million, or 19 percent, from the prior year second quarter net income of $55.0 million.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.68 percent, an increase of 9 basis points from the prior quarter net interest margin of 2.59 percent.
•The loan portfolio of $16.852 billion increased $119 million, or 3 percent annualized, during the current quarter.
•The loan yield of 5.58 percent in the current quarter increased 12 basis points from the prior quarter loan yield of 5.46 percent and increased 46 basis points from the prior year second quarter loan yield of 5.12 percent.
•Non-interest bearing deposits of $6.093 billion increased $38.4 million or 3 percent annualized during the current quarter.
•Non-interest expense of $141 million for the current quarter decreased $10.9 million, or 7 percent, over the prior quarter and increased $10.3 million, or 8 percent, over the prior year second quarter.
•The total cost of funding (including non-interest bearing deposits) of 1.80 percent in the current quarter decreased 4 basis points from the prior quarter total cost of funding of 1.84 percent.
•Non-performing assets of $18.0 million at June 30, 2024 decreased $7.4 million, or 29 percent, over the prior quarter and decreased $14.0 million, or 44 percent, over the prior year second quarter.
•Stockholders’ equity of $3.137 billion increased $26.7 million, or 1 percent, during the current quarter and increased $211 million, or 7 percent, over the prior year second quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 157 consecutive quarterly dividends and has increased the dividend 49 times.

First Half 2024 Highlights:
•Net income for the first half of 2024 was $77.3 million, a decrease of $38.8 million, or 33 percent, from the prior year first half net income of $116 million.
•The loan portfolio organically increased $204 million, or 3 percent annualized, during the first half of 2024.
•The $2.740 billion of FRB Bank Term Funding (“BTFP”) was paid off during the current year through a combination of Federal Home Loan Bank (“FHLB”) advances and cash.
•Interest income for the first six months of 2024 was $553 million, an increase of $74.0 million, or 15 percent, over the $479 million of interest income for the first six months of the prior year.
•Dividends declared in the first half of 2024 were $0.66 per share.
•The Company completed the acquisition and core system conversion of Community Financial Group, Inc., the parent company of Wheatland Bank (collectively, “Wheatland”), a leading eastern Washington community bank headquartered in Spokane with total assets of $778 million.

Financial Summary

	At or for the Three Months ended			At or for the Six months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Operating results
Net income	$44,708	32,627	54,955	77,335	116,166
Basic earnings per share	$0.39	0.29	0.50	0.68	1.05
Diluted earnings per share	$0.39	0.29	0.50	0.68	1.05
Dividends declared per share	$0.33	0.33	0.33	0.66	0.66
Market value per share
Closing	$37.32	40.28	31.17	37.32	31.17
High	$40.18	42.75	42.21	42.75	50.03
Low	$34.35	34.74	26.77	34.35	26.77
Selected ratios and other data
Number of common stock shares outstanding	113,394,092	113,388,590	110,873,887	113,394,092	110,873,887
Average outstanding shares - basic	113,390,539	112,492,142	110,870,964	112,941,341	110,847,806
Average outstanding shares - diluted	113,405,491	112,554,402	110,875,535	112,981,531	110,879,654
Return on average assets (annualized)	0.66%	0.47%	0.81%	0.56%	0.87%
Return on average equity (annualized)	5.77%	4.25%	7.52%	5.01%	8.03%
Efficiency ratio	67.97%	74.41%	62.73%	71.17%	61.52%
Loan to deposit ratio	84.03%	82.04%	79.92%	84.03%	79.92%
Number of full time equivalent employees	3,399	3,438	3,369	3,399	3,369
Number of locations	231	232	222	231	222
Number of ATMs	286	285	274	286	274

KALISPELL, Mont., Jul 18, 2024 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $44.7 million for the current quarter, an increase of $12.1 million, or 37 percent from the prior quarter net income of $32.6 million and a decrease of $10.2 million, or 19 percent, from the $55.0 million of net income for the prior year second quarter. Diluted earnings per share for the current quarter was $0.39 per share, an increase of 34 percent from the prior quarter diluted earnings per share of $0.29 per share and a decrease of 22 percent from the prior year second quarter diluted earnings per share of $0.50. The decrease in net income compared to the prior year second quarter was primarily due to the significant increase in funding costs over the prior year second quarter combined with the increased costs associated with the acquisition of Wheatland. “We had a strong second quarter led by an expanding margin and continued favorable performance trends across the company,” said Randy Chesler, President and Chief Executive Officer. “We were especially pleased to see the continued excellent credit performance and the solid loan growth in the quarter.”

Net income for the six months ended June 30, 2024 was $77.3 million, a decrease of $38.8 million, or 33 percent, from the $116 million net income for the first six months of the prior year. Diluted earnings per share for the first half of 2024 was $0.68 per share, a decrease of $0.37 per share from the prior year first half diluted earnings per share of $1.05. The decrease in net income for the first half of the current year compared to the prior year first half was primarily due to the significant increase in funding costs. In addition, the current year included a $6.1 million of provision for credit losses and increased operating costs associated with the acquisition of Wheatland.

On January 31, 2024, the Company completed the acquisition of Wheatland, headquartered in Spokane, Washington. Wheatland has 14 branches in eastern Washington and was combined with the North Cascades Bank division, with combined operations under the name Wheatland Bank, division of Glacier Bank. The Company’s results of operations and financial condition include the Wheatland acquisition beginning on the acquisition date. The following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

Wheatland
(Dollars in thousands)	January 31, 2024
Total assets	$777,659
Debt securities	187,183
Loans receivable	450,403
Non-interest bearing deposits	277,651
Interest bearing deposits	339,304
Borrowings	58,500

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Cash and cash equivalents	$800,779	788,660	1,354,342	1,051,320	12,119	(553,563)	(250,541)
Debt securities, available-for-sale	4,499,541	4,629,073	4,785,719	4,999,820	(129,532)	(286,178)	(500,279)
Debt securities, held-to-maturity	3,400,403	3,451,583	3,502,411	3,608,289	(51,180)	(102,008)	(207,886)
Total debt securities	7,899,944	8,080,656	8,288,130	8,608,109	(180,712)	(388,186)	(708,165)
Loans receivable
Residential real estate	1,771,528	1,752,514	1,704,544	1,588,175	19,014	66,984	183,353
Commercial real estate	10,713,964	10,672,269	10,303,306	10,220,751	41,695	410,658	493,213
Other commercial	3,066,028	3,030,608	2,901,863	2,888,810	35,420	164,165	177,218
Home equity	905,884	883,062	888,013	862,240	22,822	17,871	43,644
Other consumer	394,587	394,049	400,356	394,986	538	(5,769)	(399)
Loans receivable	16,851,991	16,732,502	16,198,082	15,954,962	119,489	653,909	897,029
Allowance for credit losses	(200,955)	(198,779)	(192,757)	(189,385)	(2,176)	(8,198)	(11,570)
Loans receivable, net	16,651,036	16,533,723	16,005,325	15,765,577	117,313	645,711	885,459
Other assets	2,453,581	2,419,131	2,094,832	2,102,673	34,450	358,749	350,908
Total assets	$27,805,340	27,822,170	27,742,629	27,527,679	(16,830)	62,711	277,661

The $801 million cash balance at June 30, 2024 decreased $554 million from the prior year end as cash was utilized to partially fund the maturity of the BTFP at the end of the prior quarter. Total debt securities of $7.900 billion at June 30, 2024 decreased $181 million, or 2 percent, during the current quarter and decreased $708 million, or 8 percent, from the prior year second quarter. Debt securities represented 28 percent of total assets at June 30, 2024 compared to 30 percent at December 31, 2023 and 31 percent at June 30, 2023.
The loan portfolio of $16.852 billion at June 30, 2024 increased $119 million, or 3 percent annualized, during the current quarter and increased $897 million, or 6 percent, from the prior year second quarter. Excluding the Wheatland acquisition, the loan portfolio increased $204 million, or 3 percent annualized, during the first half of 2024 and increased $447 million, or 3 percent, from the prior year second quarter.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Allowance for credit losses
Balance at beginning of period	$192,757	192,757	182,283	182,283
Acquisitions	3	3	—	—
Provision for credit losses	14,157	9,091	20,790	11,514
Charge-offs	(8,430)	(4,295)	(15,095)	(7,083)
Recoveries	2,468	1,223	4,779	2,671
Balance at end of period	$200,955	198,779	192,757	189,385
Provision for credit losses
Loan portfolio	$14,157	9,091	20,790	11,514
Unfunded loan commitments	(2,390)	(842)	(5,995)	(3,271)
Total provision for credit losses	$11,767	8,249	14,795	8,243
Other real estate owned	$432	432	1,032	—
Other foreclosed assets	198	459	471	52
Accruing loans 90 days or more past due	4,692	3,796	3,312	3,876
Non-accrual loans	12,686	20,738	20,816	28,094
Total non-performing assets	$18,008	25,425	25,631	32,022
Non-performing assets as a percentage of subsidiary assets	0.06%	0.09%	0.09%	0.12%
Allowance for credit losses as a percentage of non-performing loans	1,116%	810%	799%	592%
Allowance for credit losses as a percentage of total loans	1.19%	1.19%	1.19%	1.19%
Net charge-offs as a percentage of total loans	0.04%	0.02%	0.06%	0.03%
Accruing loans 30-89 days past due	$49,678	62,423	49,967	24,863
U.S. government guarantees included in non-performing assets	$1,228	1,490	1,503	1,035

Non-performing assets of $18.0 million at June 30, 2024 decreased $7.4 million, or 29 percent, over the prior quarter and decreased $14.0 million, or 44 percent, over the prior year second quarter. Non-performing assets as a percentage of subsidiary assets at June 30, 2024 was 0.06 percent compared to 0.09 percent in the prior quarter and 0.12 percent in the prior year second quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $49.7 million at June 30, 2024 decreased $12.7 million from the prior quarter and increased $24.8 million from prior year second quarter. Early stage delinquencies as a percentage of loans at June, 2024 were 0.29 percent compared to 0.37 percent for the prior quarter end and 0.16 percent for the prior year second quarter.

The current quarter credit loss expense of $3.5 million included $5.1 million of credit loss expense from loans and $1.6 million of credit loss benefit from unfunded loan commitments. For the first half of the current year, the provision for credit losses included $5.3 million of provision for credit losses on loans and $818 thousand of provision for credit losses on unfunded loan commitments from the acquisition of Wheatland.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at June 30, 2024 was 1.19 percent and remained unchanged from the prior year end and the prior year second quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2024	$5,066	$2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%
Fourth quarter 2023	4,181	3,695	1.19%	0.31%	0.09%
Third quarter 2023	5,095	2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%
First quarter 2023	6,260	1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%

Net charge-offs for the current quarter were $2.9 million compared to $3.1 million in the prior quarter and $2.5 million for the prior year second quarter. Net charge-offs of $2.9 million included $2.2 million in deposit overdraft net charge-offs and $716 thousand of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Deposits
Non-interest bearing deposits	$6,093,430	6,055,069	6,022,980	6,458,394	38,361	70,450	(364,964)
NOW and DDA accounts	5,219,838	5,376,605	5,321,257	5,154,442	(156,767)	(101,419)	65,396
Savings accounts	2,862,034	2,949,908	2,833,887	2,808,571	(87,874)	28,147	53,463
Money market deposit accounts	2,858,850	3,002,942	2,831,624	3,094,302	(144,092)	27,226	(235,452)
Certificate accounts	3,064,613	3,039,190	2,915,393	2,014,104	25,423	149,220	1,050,509
Core deposits, total	20,098,765	20,423,714	19,925,141	19,529,813	(324,949)	173,624	568,952
Wholesale deposits	2,994	3,809	4,026	478,417	(815)	(1,032)	(475,423)
Deposits, total	20,101,759	20,427,523	19,929,167	20,008,230	(325,764)	172,592	93,529
Repurchase agreements	1,629,504	1,540,008	1,486,850	1,356,862	89,496	142,654	272,642
Deposits and repurchase agreements, total	21,731,263	21,967,531	21,416,017	21,365,092	(236,268)	315,246	366,171
Federal Home Loan Bank advances	2,350,000	2,140,157	—	—	209,843	2,350,000	2,350,000
FRB Bank Term Funding	—	—	2,740,000	2,740,000	—	(2,740,000)	(2,740,000)
Other borrowed funds	88,149	88,814	81,695	75,819	(665)	6,454	12,330
Subordinated debentures	133,024	132,984	132,943	132,863	40	81	161
Other liabilities	365,459	381,977	351,693	287,379	(16,518)	13,766	78,080
Total liabilities	$24,667,895	24,711,463	24,722,348	24,601,153	(43,568)	(54,453)	66,742

Total core deposits of $20.099 billion at June 30, 2024 decreased $325 million, or 2 percent, during the current quarter and increased $569 million, or 3 percent, from the prior year second quarter. Excluding the Wheatland acquisition, total core deposits decreased $48.0 million, or 25 basis points, from the prior year second quarter. Non-interest bearing deposits of $6.093 billion increased $38.4 million, or 3 percent annualized, during the current quarter. Non-interest bearing deposits represented 30 percent of total deposits at both June 30, 2024 and December 31, 2023 compared to 32 percent at June 30, 2023.

FHLB borrowings of $2.350 billion increased $210 million, or 10 percent, during the quarter. Upon maturity in the prior quarter, the Company paid off its $2.740 billion BTFP borrowings with a combination of $2.140 billion in FHLB borrowings and cash.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Common equity	$3,492,096	3,483,012	3,394,394	3,357,313	9,084	97,702	134,783
Accumulated other comprehensive loss	(354,651)	(372,305)	(374,113)	(430,787)	17,654	19,462	76,136
Total stockholders’ equity	3,137,445	3,110,707	3,020,281	2,926,526	26,738	117,164	210,919
Goodwill and core deposit intangible, net	(1,066,790)	(1,069,808)	(1,017,263)	(1,022,118)	3,018	(49,527)	(44,672)
Tangible stockholders’ equity	$2,070,655	2,040,899	2,003,018	1,904,408	29,756	67,637	166,247

Stockholders’ equity to total assets	11.28%	11.18%	10.89%	10.63%
Tangible stockholders’ equity to total tangible assets	7.74%	7.63%	7.49%	7.18%
Book value per common share	$27.67	27.43	27.24	26.40	0.24	0.43	1.27
Tangible book value per common share	$18.26	18.00	18.06	17.18	0.26	0.20	1.08

Tangible stockholders’ equity of $2.071 billion at June 30, 2024 increased $67.6 million, or 3 percent, compared to the prior year end and was primarily due to $92.4 million of Company common stock issued for the acquisition of Wheatland. The increase was partially offset by the increase in goodwill and core deposits associated with the acquisition of Wheatland. Tangible book value per common share of $18.26 at the current quarter end increased $0.20 per share, or 1 percent, from the prior year end and increased $1.08 per share, or 6 percent, from the prior year second quarter.

Cash Dividends
On June 25, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable July 18, 2024 to shareholders of record on July 9, 2024. The dividend was the Company’s 157th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2024
Compared to March 31, 2024, and June 30, 2023

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2023
Net interest income
Interest income	$273,834	279,402	247,365	(5,568)	26,469
Interest expense	107,356	112,922	75,385	(5,566)	31,971
Total net interest income	166,478	166,480	171,980	(2)	(5,502)
Non-interest income
Service charges and other fees	19,422	18,563	18,967	859	455
Miscellaneous loan fees and charges	4,821	4,362	4,162	459	659
Gain on sale of loans	4,669	3,362	3,528	1,307	1,141
(Loss) gain on sale of securities	(12)	16	(23)	(28)	11
Other income	3,304	3,686	2,445	(382)	859
Total non-interest income	32,204	29,989	29,079	2,215	3,125
Total income	$198,682	196,469	201,059	2,213	(2,377)
Net interest margin (tax-equivalent)	2.68%	2.59%	2.74%

Net Interest Income
The current quarter interest income of $274 million decreased $5.6 million, or 2 percent, over the prior quarter and was driven by the decrease in cash balances used to partially payoff of the BTFP borrowings at the end of the first quarter of the current year. The current quarter interest income increased $26.5 million, or 11 percent, from the prior year second quarter was due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of 5.58 percent in the current quarter increased 12 basis points from the prior quarter loan yield of 5.46 percent and increased 46 basis points from the prior year second quarter loan yield of 5.12 percent.

The current quarter interest expense of $107 million decreased $5.6 million, or 5 percent, over the prior quarter and was primarily attributable to the payoff of the BTFP borrowings. The current quarter interest expense increased $32.0 million, or 42 percent, over the prior year second quarter primarily the result of an increase in rates on deposits and borrowings. Core deposit cost (including non-interest bearing deposits) was 1.36 percent for the current quarter compared to 1.34 percent in the prior quarter and 0.57 percent for the prior year second quarter. The total cost of funding (including non-interest bearing deposits) of 1.80 percent in the current quarter decreased 4 basis points from the prior quarter which was driven by the decrease in borrowings. The current quarter cost of funds increased 54 basis points from the prior year second quarter which was the result of the increased deposit rates.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 2.68 percent, an increase of 9 basis points from the prior quarter net interest margin of 2.59 percent and was primarily driven by a decrease in average cash and wholesale funding balances resulting from the payoff of BTFP borrowings at the end of the first quarter of 2024 as well as an increase in loan yields. Excluding the 4 basis points from discount accretion and 1 basis point from non-accrual interest, the core net interest margin was 2.63 percent in the current quarter compared to 2.55 percent in the prior quarter. “The Company was pleased with the 9 basis points increase in the net interest margin,” said Ron Copher, Chief Financial Officer.

“The growth in the loan portfolio at higher yields, the reduction in high cost wholesale funding, and the continued progress in slowing the pace of deposit cost increase contributed to the improved net interest margin during the current quarter.”

Non-interest Income
Non-interest income for the current quarter totaled $32.2 million, which was an increase of $2.2 million, or 7 percent, over the prior quarter and an increase of $3.1 million, or 11 percent, over the prior year second quarter. Service charges and other fees of $19.4 million for the current quarter increased $859 thousand, or 5 percent, compared to the prior quarter and increased $455 thousand, or 2 percent, compared to the prior year second quarter. Gain on the sale of residential loans of $4.7 million for the current quarter increased $1.3 million, or 39 percent, compared to the prior quarter and increased $1.1 million, or 32 percent, from the prior year second quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2023
Compensation and employee benefits	$84,434	85,789	78,764	(1,355)	5,670
Occupancy and equipment	11,594	11,883	10,827	(289)	767
Advertising and promotions	4,362	3,983	3,733	379	629
Data processing	9,387	9,159	8,402	228	985
Other real estate owned and foreclosed assets	149	25	14	124	135
Regulatory assessments and insurance	5,393	7,761	5,314	(2,368)	79
Core deposit intangibles amortization	3,017	2,760	2,427	257	590
Other expenses	22,616	30,483	21,123	(7,867)	1,493
Total non-interest expense	$140,952	151,843	130,604	(10,891)	10,348

Total non-interest expense of $141 million for the current quarter decreased $10.9 million, or 7 percent, over the prior quarter and increased $10.3 million, or 8 percent, over the prior year second quarter. Compensation and employee benefits of $84.4 million decreased $1.4 million from the prior quarter and was primarily driven by a decrease in performance-related compensation. Compensation and employee benefits increased $5.7 million, or 7 percent, from the prior year second quarter and was driven by annual salary increases and increases from the acquisition of Wheatland. Regulatory assessment and insurance of $5.4 million decreased $2.4 million, or 31 percent, from the prior quarter and was primarily attributable to the prior quarter accrual adjustment of the FDIC special assessment for the estimated losses associated with the bank failures in March of 2023.

Other expenses of $22.6 million decreased $7.9 million, or 26 percent, from the prior quarter which was primarily attributable to a $3.9 million decrease in acquisition-related expenses and a $2.5 million decrease in expenses associated with equity investments in tax credits.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2024 was $9.5 million, an increase of $5.8 million, or 153 percent, compared to the prior quarter and a decrease of $3.2 million, or 25 percent, from the prior year second quarter. The effective tax rate in the current quarter was 17.5 percent compared to 10.3 percent in the prior quarter and 18.8 percent in the prior year second quarter. The increase in the effective tax rate from the prior quarter was the result of an increase in pre-tax income and a decrease in federal income tax credits.

Efficiency Ratio
The efficiency ratio was 67.97 percent in the current quarter compared to 74.41 percent in the prior quarter and 62.73 percent in the prior year second quarter. The decrease from the prior quarter was principally driven by the decreased operating costs, including acquisition-related costs, from the Wheatland acquisition. The increase in the efficiency ratio from prior year second quarter was the combined impact of the expenses related to the Wheatland acquisition and a decrease in net interest income.

Operating Results for Six Months Ended June 30, 2024
Compared to June 30, 2023

Income Summary

	Six months ended
(Dollars in thousands)	Jun 30, 2024	Jun 30, 2023	$ Change	% Change
Net interest income
Interest income	$553,236	$479,253	$73,983	15%
Interest expense	220,278	121,081	99,197	82%
Total net interest income	332,958	358,172	(25,214)	(7)%
Non-interest income
Service charges and other fees	37,985	36,738	1,247	3%
Miscellaneous loan fees and charges	9,183	8,129	1,054	13%
Gain on sale of loans	8,031	5,928	2,103	35%
Gain (loss) on sale of securities	4	(137)	141	(103)%
Other income	6,990	6,316	674	11%
Total non-interest income	62,193	56,974	5,219	9%
Total Income	$395,151	$415,146	$(19,995)	(5)%
Net interest margin (tax-equivalent)	2.64%	2.91%

Net Interest Income
Net-interest income of $333 million for the first half of 2024 decreased $25.2 million, or 7 percent, over 2023 and was primarily driven by increased interest expense which outpaced the increase in interest income. Interest income of $553 million for 2024 increased $74.0 million, or 15 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.52 percent during the first half of 2024, an increase of 45 basis points from the prior year first half loan yield of 5.07 percent.

Interest expense of $220 million for the first half of 2024 increased $99 million, or 82 percent, over the same period in the prior year and was primarily the result of higher interest rates on deposits. Core deposit cost (including non-interest bearing deposits) was 1.35 percent for the first six months of 2024 compared to 0.40 percent for the same period in the prior year. The total funding cost (including non-interest bearing deposits) for the first six months of 2024 was 1.82 percent, which was an increase of 79 basis points over the first six months of the prior year funding cost of 1.03 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first half of 2024 was 2.64 percent, a 27 basis points decrease from the net interest margin of 2.91 percent for the first half of the prior year. Excluding the 3 basis points from discount accretion and 1 basis point from non-accrual interest, the core net interest margin was 2.60 percent in the first half of the current year compared to 2.90 percent in the prior year first half.

Non-interest Income
Non-interest income of $62.2 million for the first six months of 2024 increased $5.2 million, or 9 percent, over the same period last year. Gain on sale of residential loans of $8.0 million for the first six months of 2024 increased by $2.1 million, or 35 percent, over the first six months of the prior year.

Non-interest Expense Summary

	Six months ended
(Dollars in thousands)	Jun 30, 2024	Jun 30, 2023	$ Change	% Change
Compensation and employee benefits	$170,223	$160,241	$9,982	6%
Occupancy and equipment	23,477	22,492	985	4%
Advertising and promotions	8,345	7,968	377	5%
Data processing	18,546	16,511	2,035	12%
Other real estate owned and foreclosed assets	174	26	148	569%
Regulatory assessments and insurance	13,154	10,217	2,937	29%
Core deposit intangibles amortization	5,777	4,876	901	18%
Other expenses	53,099	43,255	9,844	23%
Total non-interest expense	$292,795	$265,586	$27,209	10%

Total non-interest expense of $293 million for the first half of 2024 increased $27.2 million, or 10 percent, over the same period in the prior year. Compensation and employee benefits expense of $170 million in the first six months of 2024 increased $10.0 million, or 6 percent, over the same period in the prior year and was driven by annual salary increases and the acquisition of Wheatland. Data processing expenses of $18.5 million for the first half of 2024 increased $2.0 million, or 12 percent, from the same period in the prior year. Regulatory assessments and insurance expense of $13.2 million for the first half of 2024 increased $2.9 million, or 29 percent, over the same period in the prior year which was principally due to the accrual adjustment for the FDIC special assessment. Other expenses of $53.1 million for the first half of 2024 increased $9.8 million, or 23 percent, from the first half of the prior year and was primarily driven by an increase of $6.9 million of acquisition-related expenses, which was partially offset by gains of $2.5 million from the sale of former branch facilities and disposal of fixed assets.

Provision for Credit Losses
The provision for credit loss expense was $11.8 million for the first half of 2024, an increase of $3.5 million, or 43 percent, over the same period in the prior year and was primarily attributable to $5.3 million from the acquisition of Wheatland. Net charge-offs for the first half of 2024 were $6.0 million compared to $4.4 million in the first half of 2023.

Federal and State Income Tax Expense
Tax expense of $13.3 million for the first six months of 2024 decreased $11.9 million, or 47 percent, over the prior year. The effective tax rate for the first six months of 2024 was 14.6 percent compared to 17.8 percent for the same period in the prior year. The decrease in tax expense and the resulting effective tax rate was the result of a combination of increased federal tax credits and a decrease in the pre-tax income.

Efficiency Ratio
The efficiency ratio was 71.17 percent for the first six months of 2024 compared to 61.52 percent for the same period of 2023. The increase from the prior year was primarily attributable to the increase in interest expense in the current year that outpaced the increase in interest income and increased non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of a rising interest rate environment, inflationary pressures, and geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of pending or future acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 19, 2024. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BIb4af6c99b1b447c3b8563d90c2fcf09d. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/555kzj6s. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Assets
Cash on hand and in banks	$271,107	232,064	246,525	285,920
Interest bearing cash deposits	529,672	556,596	1,107,817	765,400
Cash and cash equivalents	800,779	788,660	1,354,342	1,051,320
Debt securities, available-for-sale	4,499,541	4,629,073	4,785,719	4,999,820
Debt securities, held-to-maturity	3,400,403	3,451,583	3,502,411	3,608,289
Total debt securities	7,899,944	8,080,656	8,288,130	8,608,109
Loans held for sale, at fair value	39,745	27,035	15,691	35,006
Loans receivable	16,851,991	16,732,502	16,198,082	15,954,962
Allowance for credit losses	(200,955)	(198,779)	(192,757)	(189,385)
Loans receivable, net	16,651,036	16,533,723	16,005,325	15,765,577
Premises and equipment, net	451,515	443,273	421,791	405,407
Other real estate owned and foreclosed assets	630	891	1,503	52
Accrued interest receivable	102,279	106,063	94,526	88,351
Deferred tax asset	155,834	161,327	159,070	179,815
Core deposit intangible, net	43,028	46,046	31,870	36,725
Goodwill	1,023,762	1,023,762	985,393	985,393
Non-marketable equity securities	121,810	111,129	12,755	10,014
Bank-owned life insurance	187,793	186,625	171,101	169,195
Other assets	327,185	312,980	201,132	192,715
Total assets	$27,805,340	27,822,170	27,742,629	27,527,679
Liabilities
Non-interest bearing deposits	$6,093,430	6,055,069	6,022,980	6,458,394
Interest bearing deposits	14,008,329	14,372,454	13,906,187	13,549,836
Securities sold under agreements to repurchase	1,629,504	1,540,008	1,486,850	1,356,862
FHLB advances	2,350,000	2,140,157	—	—
FRB Bank Term Funding	—	—	2,740,000	2,740,000
Other borrowed funds	88,149	88,814	81,695	75,819
Subordinated debentures	133,024	132,984	132,943	132,863
Accrued interest payable	31,000	32,584	125,907	47,742
Other liabilities	334,459	349,393	225,786	239,637
Total liabilities	24,667,895	24,711,463	24,722,348	24,601,153
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,134	1,134	1,109	1,109
Paid-in capital	2,445,479	2,443,584	2,350,104	2,346,422
Retained earnings - substantially restricted	1,045,483	1,038,294	1,043,181	1,009,782
Accumulated other comprehensive loss	(354,651)	(372,305)	(374,113)	(430,787)
Total stockholders’ equity	3,137,445	3,110,707	3,020,281	2,926,526
Total liabilities and stockholders’ equity	$27,805,340	27,822,170	27,742,629	27,527,679

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six months ended
(Dollars in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Interest Income
Investment securities	$42,165	56,218	47,658	98,383	91,300
Residential real estate loans	21,754	20,764	17,076	42,518	32,914
Commercial loans	188,326	181,472	164,587	369,798	320,269
Consumer and other loans	21,589	20,948	18,044	42,537	34,770
Total interest income	273,834	279,402	247,365	553,236	479,253
Interest Expense
Deposits	67,852	67,196	31,700	135,048	44,245
Securities sold under agreements to repurchase	13,566	12,598	8,607	26,164	13,213
Federal Home Loan Bank advances	24,179	4,249	3,305	28,428	26,910
FRB Bank Term Funding	—	27,097	29,899	27,097	32,931
Other borrowed funds	353	344	443	697	939
Subordinated debentures	1,406	1,438	1,431	2,844	2,843
Total interest expense	107,356	112,922	75,385	220,278	121,081
Net Interest Income	166,478	166,480	171,980	332,958	358,172
Provision for credit losses	3,518	8,249	2,773	11,767	8,243
Net interest income after provision for credit losses	162,960	158,231	169,207	321,191	349,929
Non-Interest Income
Service charges and other fees	19,422	18,563	18,967	37,985	36,738
Miscellaneous loan fees and charges	4,821	4,362	4,162	9,183	8,129
Gain on sale of loans	4,669	3,362	3,528	8,031	5,928
(Loss) gain on sale of securities	(12)	16	(23)	4	(137)
Other income	3,304	3,686	2,445	6,990	6,316
Total non-interest income	32,204	29,989	29,079	62,193	56,974
Non-Interest Expense
Compensation and employee benefits	84,434	85,789	78,764	170,223	160,241
Occupancy and equipment	11,594	11,883	10,827	23,477	22,492
Advertising and promotions	4,362	3,983	3,733	8,345	7,968
Data processing	9,387	9,159	8,402	18,546	16,511
Other real estate owned and foreclosed assets	149	25	14	174	26
Regulatory assessments and insurance	5,393	7,761	5,314	13,154	10,217
Core deposit intangibles amortization	3,017	2,760	2,427	5,777	4,876
Other expenses	22,616	30,483	21,123	53,099	43,255
Total non-interest expense	140,952	151,843	130,604	292,795	265,586
Income Before Income Taxes	54,212	36,377	67,682	90,589	141,317
Federal and state income tax expense	9,504	3,750	12,727	13,254	25,151
Net Income	$44,708	32,627	54,955	77,335	116,166

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2024			March 31, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,796,787	$21,754	4.84%	$1,747,184	$20,764	4.75%
Commercial loans [1]	13,740,455	189,939	5.56%	13,513,426	183,045	5.45%
Consumer and other loans	1,290,587	21,589	6.73%	1,283,388	20,948	6.56%
Total loans [2]	16,827,829	233,282	5.58%	16,543,998	224,757	5.46%
Tax-exempt debt securities [3]	1,707,269	15,111	3.54%	1,720,370	15,157	3.52%
Taxable debt securities [4,5]	7,042,885	29,461	1.67%	8,176,974	43,477	2.13%
Total earning assets	25,577,983	277,854	4.37%	26,441,342	283,391	4.31%
Goodwill and intangibles	1,068,250			1,051,954
Non-earning assets	754,491			611,550
Total assets	$27,400,724			$28,104,846
Liabilities
Non-interest bearing deposits	$6,026,709	$—	—%	$5,966,546	$—	—%
NOW and DDA accounts	5,221,883	15,728	1.21%	5,275,703	15,918	1.21%
Savings accounts	2,914,538	6,014	0.83%	2,900,649	5,655	0.78%
Money market deposit accounts	2,904,438	14,467	2.00%	2,948,294	14,393	1.96%
Certificate accounts	3,037,638	31,593	4.18%	3,000,713	31,175	4.18%
Total core deposits	20,105,206	67,802	1.36%	20,091,905	67,141	1.34%
Wholesale deposits [6]	3,726	50	5.50%	3,965	55	5.50%
Repurchase agreements	1,597,887	13,566	3.41%	1,513,397	12,598	3.35%
FHLB advances	2,007,747	24,179	4.76%	350,754	4,249	4.79%
FRB Bank Term Funding	—	—	—%	2,483,077	27,097	4.39%
Subordinated debentures and other borrowed funds	224,778	1,759	3.15%	218,271	1,782	3.28%
Total funding liabilities	23,939,344	107,356	1.80%	24,661,369	112,922	1.84%
Other liabilities	344,105			356,554
Total liabilities	24,283,449			25,017,923
Stockholders’ Equity
Stockholders’ equity	3,117,275			3,086,923
Total liabilities and stockholders’ equity	$27,400,724			$28,104,846
Net interest income (tax-equivalent)		$170,498			$170,469
Net interest spread (tax-equivalent)			2.57%			2.47%
Net interest margin (tax-equivalent)			2.68%			2.59%
______________________________
1 Includes tax effect of $1.6 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2024 and March 31, 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.2 million and $2.2 million on tax-exempt debt securities income for the three months ended June 30, 2024 and March 31, 2024, respectively.
4     Includes interest income of $1.9 million and $15.3 million on average interest-bearing cash balances of $143.0 million and $1.12 billion for the three months ended June 30, 2024 and March 31, 2024, respectively.
5 Includes tax effect of $211 thousand and $215 thousand on federal income tax credits for the three months ended June 30, 2024 and March 31, 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	June 30, 2024			June 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,796,787	$21,754	4.84%	$1,567,136	$17,076	4.36%
Commercial loans [1]	13,740,455	189,939	5.56%	12,950,934	165,874	5.14%
Consumer and other loans	1,290,587	21,589	6.73%	1,236,763	18,044	5.85%
Total loans [2]	16,827,829	233,282	5.58%	15,754,833	200,994	5.12%
Tax-exempt debt securities [3]	1,707,269	15,111	3.54%	1,743,852	14,462	3.32%
Taxable debt securities [4,5]	7,042,885	29,461	1.67%	8,177,551	35,202	1.72%
Total earning assets	25,577,983	277,854	4.37%	25,676,236	250,658	3.92%
Goodwill and intangibles	1,068,250			1,023,291
Non-earning assets	754,491			523,349
Total assets	$27,400,724			$27,222,876
Liabilities
Non-interest bearing deposits	$6,026,709	$—	—%	$6,584,082	$—	—%
NOW and DDA accounts	5,221,883	15,728	1.21%	5,108,421	7,429	0.58%
Savings accounts	2,914,538	6,014	0.83%	2,846,015	1,064	0.15%
Money market deposit accounts	2,904,438	14,467	2.00%	3,256,007	10,174	1.25%
Certificate accounts	3,037,638	31,593	4.18%	1,451,218	8,878	2.45%
Total core deposits	20,105,206	67,802	1.36%	19,245,743	27,545	0.57%
Wholesale deposits [6]	3,726	50	5.50%	330,655	4,155	5.04%
Repurchase agreements	1,597,887	13,566	3.41%	1,273,045	8,607	2.71%
FHLB advances	2,007,747	24,179	4.76%	245,055	3,305	5.33%
FRB Bank Term Funding	—	—	—%	2,740,000	29,899	4.38%
Subordinated debentures and other borrowed funds	224,778	1,759	3.15%	208,804	1,874	3.60%
Total funding liabilities	23,939,344	107,356	1.80%	24,043,302	75,385	1.26%
Other liabilities	344,105			247,319
Total liabilities	24,283,449			24,290,621
Stockholders’ Equity
Stockholders’ equity	3,117,275			2,932,255
Total liabilities and stockholders’ equity	$27,400,724			$27,222,876
Net interest income (tax-equivalent)		$170,498			$175,273
Net interest spread (tax-equivalent)			2.57%			2.66%
Net interest margin (tax-equivalent)			2.68%			2.74%
______________________________
1 Includes tax effect of $1.6 million and $1.3 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $2.2 million and $1.8 million on tax-exempt debt securities income for the three months ended June 30, 2024 and 2023, respectively.
4     Includes interest income of $1.9 million and $7.3 million on average interest-bearing cash balances of $143.0 million and $579.0 million for the three months ended June 30, 2024 and 2023, respectively.
5 Includes tax effect of $211 thousand and $214 thousand on federal income tax credits for the three months ended June 30, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2024			June 30, 2023
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,771,985	$42,518	4.80%	$1,530,739	$32,914	4.30%
Commercial loans [1]	13,626,941	372,984	5.50%	12,804,058	323,330	5.09%
Consumer and other loans	1,286,988	42,537	6.65%	1,222,121	34,770	5.74%
Total loans [2]	16,685,914	458,039	5.52%	15,556,918	391,014	5.07%
Tax-exempt debt securities [3]	1,713,819	30,268	3.53%	1,752,644	30,492	3.48%
Taxable debt securities [4,5]	7,609,930	72,938	1.92%	8,115,452	66,286	1.63%
Total earning assets	26,009,663	561,245	4.34%	25,425,014	487,792	3.87%
Goodwill and intangibles	1,060,102			1,024,497
Non-earning assets	683,020			501,278
Total assets	$27,752,785			$26,950,789
Liabilities
Non-interest bearing deposits	$5,996,627	$—	—%	$6,927,248	$—	—%
NOW and DDA accounts	5,248,793	31,646	1.21%	5,094,376	9,700	0.38%
Savings accounts	2,907,594	11,669	0.81%	2,976,065	1,578	0.11%
Money market deposit accounts	2,926,366	28,860	1.98%	3,361,892	16,008	0.96%
Certificate accounts	3,019,176	62,768	4.18%	1,219,282	11,462	1.90%
Total core deposits	20,098,556	134,943	1.35%	19,578,863	38,748	0.40%
Wholesale deposits [6]	3,846	105	5.50%	226,142	5,497	4.90%
Repurchase agreements	1,555,642	26,164	3.38%	1,154,970	13,213	2.31%
FHLB advances	1,179,251	28,428	4.77%	1,113,122	26,910	4.81%
FRB Bank Term Funding	1,241,538	27,097	4.39%	1,517,265	32,931	4.38%
Subordinated debentures and other borrowed funds	221,525	3,541	3.21%	209,174	3,782	3.65%
Total funding liabilities	24,300,358	220,278	1.82%	23,799,536	121,081	1.03%
Other liabilities	350,329			232,365
Total liabilities	24,650,687			24,031,901
Stockholders’ Equity
Stockholders’ equity	3,102,098			2,918,888
Total liabilities and stockholders’ equity	$27,752,785			$26,950,789
Net interest income (tax-equivalent)		$340,967			$366,711
Net interest spread (tax-equivalent)			2.52%			2.84%
Net interest margin (tax-equivalent)			2.64%			2.91%
______________________________
1 Includes tax effect of $3.2 million and $3.1 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2024 and 2023, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $4.4 million and $5.0 million on tax-exempt debt securities income for the six months ended June 30, 2024 and 2023, respectively.
4     Includes interest income of $17.2 million and $9.4 million on average interest-bearing cash balances of $631.7 million and $379.0 million for the six months ended June 30, 2024 and 2023, respectively.
5 Includes tax effect of $426 thousand and $429 thousand on federal income tax credits for the six months ended June 30, 2024 and 2023, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Custom and owner occupied construction	$233,978	$273,835	$290,572	$315,651	(15)%	(19)%	(26)%
Pre-sold and spec construction	198,219	223,294	236,596	306,440	(11)%	(16)%	(35)%
Total residential construction	432,197	497,129	527,168	622,091	(13)%	(18)%	(31)%
Land development	209,794	215,828	232,966	238,897	(3)%	(10)%	(12)%
Consumer land or lots	190,781	188,635	187,545	182,251	1%	2%	5%
Unimproved land	108,763	103,032	87,739	91,157	6%	24%	19%
Developed lots for operative builders	57,140	47,591	56,142	65,134	20%	2%	(12)%
Commercial lots	99,036	92,748	87,185	94,334	7%	14%	5%
Other construction	810,536	915,782	900,547	1,039,192	(11)%	(10)%	(22)%
Total land, lot, and other construction	1,476,050	1,563,616	1,552,124	1,710,965	(6)%	(5)%	(14)%
Owner occupied	3,087,814	3,057,348	3,035,768	2,934,724	1%	2%	5%
Non-owner occupied	3,941,786	3,920,696	3,742,916	3,714,531	1%	5%	6%
Total commercial real estate	7,029,600	6,978,044	6,778,684	6,649,255	1%	4%	6%
Commercial and industrial	1,400,896	1,371,201	1,363,479	1,370,393	2%	3%	2%
Agriculture	962,384	929,420	772,458	770,378	4%	25%	25%
1st lien	2,353,912	2,276,638	2,127,989	1,956,205	3%	11%	20%
Junior lien	56,049	51,579	47,230	46,616	9%	19%	20%
Total 1-4 family	2,409,961	2,328,217	2,175,219	2,002,821	4%	11%	20%
Multifamily residential	1,027,962	881,117	796,538	664,859	17%	29%	55%
Home equity lines of credit	974,000	947,652	979,891	940,048	3%	(1)%	4%
Other consumer	220,755	223,566	229,154	231,519	(1)%	(4)%	(5)%
Total consumer	1,194,755	1,171,218	1,209,045	1,171,567	2%	(1)%	2%
States and political subdivisions	777,426	848,454	834,947	812,688	(8)%	(7)%	(4)%
Other	180,505	191,121	204,111	214,951	(6)%	(12)%	(16)%
Total loans receivable, including loans held for sale	16,891,736	16,759,537	16,213,773	15,989,968	1%	4%	6%
Less loans held for sale [1]	(39,745)	(27,035)	(15,691)	(35,006)	47%	153%	14%
Total loans receivable	$16,851,991	$16,732,502	$16,198,082	$15,954,962	1%	4%	6%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2024	Jun 30, 2024
Custom and owner occupied construction	$206	210	214	219	206	—	—
Pre-sold and spec construction	2,908	1,049	763	1,548	2,145	763	—
Total residential construction	3,114	1,259	977	1,767	2,351	763	—
Land development	—	28	35	118	—	—	—
Consumer land or lots	429	144	96	239	201	228	—
Unimproved land	—	—	—	43	—	—	—
Developed lots for operative builders	608	608	608	608	—	608	—
Commercial lots	47	2,205	47	188	—	47	—
Other construction	25	—	—	12,884	25	—	—
Total land, lot and other construction	1,109	2,985	786	14,080	226	883	—
Owner occupied	1,992	1,501	1,838	2,251	999	561	432
Non-owner occupied	257	8,853	11,016	4,450	—	257	—
Total commercial real estate	2,249	10,354	12,854	6,701	999	818	432
Commercial and Industrial	2,044	1,698	1,971	1,339	1,297	747	—
Agriculture	2,442	2,855	2,558	2,564	2,396	46	—
1st lien	2,923	2,930	2,664	2,794	2,217	706	—
Junior lien	492	69	180	273	353	139	—
Total 1-4 family	3,415	2,999	2,844	3,067	2,570	845	—
Multifamily residential	385	395	395	—	385	—	—
Home equity lines of credit	2,145	1,892	2,043	1,256	1,770	375	—
Other consumer	1,089	927	1,187	1,116	692	199	198
Total consumer	3,234	2,819	3,230	2,372	2,462	574	198
Other	16	61	16	132	—	16	—
Total	$18,008	25,425	25,631	32,022	12,686	4,692	630

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023
Custom and owner occupied construction	$1,323	$4,784	$2,549	$324	(72)%	(48)%	308%
Pre-sold and spec construction	816	1,181	1,219	129	(31)%	(33)%	533%
Total residential construction	2,139	5,965	3,768	453	(64)%	(43)%	372%
Land development	—	59	163	244	(100)%	(100)%	(100)%
Consumer land or lots	411	332	624	565	24%	(34)%	(27)%
Unimproved land	158	575	—	—	(73)%	n/m	n/m
Commercial lots	—	1,225	2,159	3,404	(100)%	(100)%	(100)%
Other construction	21	1,248	—	1,114	(98)%	n/m	(98)%
Total land, lot and other construction	590	3,439	2,946	5,327	(83)%	(80)%	(89)%
Owner occupied	4,326	2,991	2,222	1,053	45%	95%	311%
Non-owner occupied	8,119	18,118	14,471	8,595	(55)%	(44)%	(6)%
Total commercial real estate	12,445	21,109	16,693	9,648	(41)%	(25)%	29%
Commercial and industrial	17,591	14,806	12,905	2,096	19%	36%	739%
Agriculture	5,288	3,922	594	871	35%	790%	507%
1st lien	2,637	5,626	3,768	1,115	(53)%	(30)%	137%
Junior lien	17	145	1	385	(88)%	1,600%	(96)%
Total 1-4 family	2,654	5,771	3,769	1,500	(54)%	(30)%	77%
Home equity lines of credit	5,432	3,668	4,518	2,021	48%	20%	169%
Other consumer	2,192	1,948	3,264	1,714	13%	(33)%	28%
Total consumer	7,624	5,616	7,782	3,735	36%	(2)%	104%
Other	1,347	1,795	1,510	1,233	(25)%	(11)%	9%
Total	$49,678	$62,423	$49,967	$24,863	(20)%	(1)%	100%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2024
Pre-sold and spec construction	(4)	(4)	(15)	(8)	—	4
Total residential construction	(4)	(4)	(15)	(8)	—	4
Land development	(1)	(1)	(135)	(132)	—	1
Consumer land or lots	(22)	(1)	(19)	(14)	—	22
Unimproved land	5	—	—	—	5	—
Commercial lots	319	—	—	—	319	—
Other construction	—	—	889	—	—	—
Total land, lot and other construction	301	(2)	735	(146)	324	23
Owner occupied	(73)	(3)	(59)	(76)	—	73
Non-owner occupied	(2)	(1)	799	299	—	2
Total commercial real estate	(75)	(4)	740	223	—	75
Commercial and industrial	644	328	364	(18)	1,149	505
Agriculture	68	68	—	—	68	—
1st lien	(22)	(4)	66	101	—	22
Junior lien	(55)	(5)	24	38	10	65
Total 1-4 family	(77)	(9)	90	139	10	87
Multifamily residential	—	—	(136)	—	—	—
Home equity lines of credit	1	5	(6)	56	15	14
Other consumer	493	251	1,097	401	709	216
Total consumer	494	256	1,091	457	724	230
Other	4,611	2,439	7,447	3,765	6,155	1,544
Total	$5,962	3,072	10,316	4,412	8,430	2,468

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